DIGITALFX INTERNATIONAL, INC.

SERIES A 12% CUMULATIVE CONVERTIBLE PREFERRED STOCK
PURCHASE AGREEMENT

THIS SERIES A 12% CUMULATIVE CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of December 22, 2008 (the “Effective Date”), by and among DigitalFX International, Inc., a Florida corporation, (the “Company”), and Richard Kall (the “Investor”).

WHEREAS, the Company wishes to issue and sell to the Investor (i) up to an aggregate of 2,000,000 shares (the “Preferred Shares”) of the Company’s Series A 12% Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and (ii) a stock purchase warrant to purchase a number of shares of Series A Preferred Stock (the “Series A Warrant”) equal to 50% of the Preferred Shares; and

WHEREAS, Investor wishes to purchase the Preferred Shares and the Series A Warrant on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, the parties agree as follows:

1.	AUTHORIZATION AND SALE OF PREFERRED SHARES

1.1           Issuance, Sale and Delivery of the Preferred Shares and Series A Warrant at the Closing.  At the Closing (as defined in Section 1.2 hereof), on the terms and subject to the conditions of this Agreement, the Company shall issue and sell to Investor, and Investor shall purchase from the Company, (i) that number of Preferred Shares set forth opposite the name of Investor under the heading “Number of Preferred Shares to be Purchased” on Exhibit A hereto, at a price of $1 per share (the “Price Per Share”) for the aggregate purchase price set forth opposite the name of such Investor under the heading “Aggregate Purchase Price for Preferred Shares” on Exhibit A hereto, and (ii) the Series A Warrant to purchase shares of Series A Preferred Stock in substantially the form attached hereto as Exhibit B, exercisable for up to 50% of the Preferred Shares at an exercise price per share equal to $1 Per Share.

1.2           Closing.  The Closing shall take place at the offices of the Company, 3035 East Patrick Lane, Suite #9, Las Vegas, Nevada 89120, at such date and time as may be agreed upon between the Company and the Investor (such closing being called the “Closing” and such date and time being called the “Closing Date”).  At the Closing, the Company shall issue and deliver to Investor (i) a stock certificate or certificates in definitive form, registered in the name of Investor, representing the Preferred Shares being purchased by him at the Closing, and (ii) the Series A Warrant in substantially the form attached hereto as Exhibit B, duly executed by an authorized officer of the Company.

As payment in full for the Preferred Shares and Series A Warrant being purchased under this Agreement, and against delivery of the stock certificate or certificates and Series A Warrant therefor as aforesaid, on the Closing Date, Investor shall pay and/or deliver to the Company by wire transfer or by such other method as may be reasonably acceptable to the Company (including, without limitation, the cancellation of indebtedness), (i) immediately available funds, and/or (ii) a promissory note or other evidence of indebtedness for cancellation, as applicable, in the amount and as set forth opposite the name of such Investor under the heading “Aggregate Purchase Price for Preferred Shares” on Exhibit A. All amounts shall be paid to the account of the Company as shall have been designated in writing a reasonable time in advance to the Investor by the Company.

The Company acknowledges that the Investor advanced the sum of $700,000 as a prepayment under this Agreement, and that the balance owed on account of the Preferred Shares is $1,300,000.

Kall acknowledges that the preferred stock issued under this agreement cannot be converted into common stock prior to the receipt of the AMEX approval, which is expected to be obtained based on the application for additional listings that was filed on December 15, 2008.

1.3           Articles of Amendment of Articles of Incorporation.  The Company has authorized the number of shares of Series A Preferred Stock having the rights, preferences, privileges and restrictions set forth in the Articles of Amendment of Articles of Incorporation (the “Articles of Amendment”), which, in the form attached hereto as Exhibit C, shall be adopted and filed with the Secretary of State of the State of Florida on or before the Closing.

1.4           Conversion Shares.  Shares of Common Stock issuable upon conversion of the Preferred Shares and any shares of Series A Preferred Stock issuable upon exercise of the Series A Warrant (the “Warrant Shares”) are referred to herein as the “Conversion Shares.”

2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Investor that:

2.1           Organization and Standing; Qualifications.  The Company is a corporation validly existing and in good standing under the laws of the State of Florida.  The Company has all requisite power and authority to own and operate its properties and assets, and to carry on its business as conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could, singly or in the aggregate, have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company as presently conducted or proposed to be conducted.

2.2           Corporate Power.  The Company has all requisite power and authority to execute and deliver this Agreement, to sell and issue the Preferred Shares and Series A Warrant hereunder, to issue the Warrant Shares upon exercise of the Series A Warrant, to issue the Conversion Shares and to carry out and perform its obligations under the terms of this Agreement.

2.3           Authorization.

2.3.1              All corporate action on the part of the Company, its officers, directors and stockholders, necessary for (i) the authorization, execution and delivery of the Agreement by the Company, (ii) the authorization, sale, issuance and delivery of the Preferred Shares, Series A Warrant, Warrant Shares and the Conversion Shares, (iii) the filing of the Articles of Amendment, and (iv) the performance of all of the Company’s obligations under the Agreement has been taken, or will be taken prior to the Closing.  The Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally.

2.3.2              The Preferred Shares and Warrant Shares, when sold, issued and delivered in compliance with the provisions of this Agreement or the Series A Warrant, as applicable, will be duly and validly issued, fully paid and nonassessable and shall have the rights, preferences, privileges and restrictions described in the Articles of Amendment, and shall be free of any liens, preemptive or similar rights, encumbrances or restrictions on transfer; provided, however, that the Preferred Shares and Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws.  The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Articles of Amendment, will be duly and validly issued, fully paid, and nonassessable and shall be free of any liens, preemptive or similar rights, encumbrances or restrictions on transfer; provided, however, that the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws.

3.	REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

Investor hereby represents and warrants to the Company with respect to the purchase of the Preferred Shares and Series A Warrant as follows:

3.1           Experience. Investor acknowledges that he is able to bear the economic risk of his investment, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Preferred Shares, Series A Warrant, Warrant Shares and the Conversion Shares and is able to bear the economic risk of his investment in the Preferred Shares, Warrant Shares and Conversion Shares for an indefinite period of time.

3.2           Disclosure of Information. Investor further represents that he has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of the Preferred Shares and Series A Warrant, and the business, prospects, properties and financial condition of the Company.

3.3           Investment.  Investor is acquiring the Preferred Shares, Series A Warrant, Warrant Shares and the Conversion Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.  It understands that the Preferred Shares and Series A Warrant have not been, and the Warrant Shares and Conversion Shares will not be, (except for specific registration rights that may be granted to Investor), registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Investor’s representations as expressed herein.

3.4           Accredited Investor.  Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.5           Legends. It is understood that the certificates evidencing the Preferred Shares, Warrant Shares and the Conversion Shares may bear one or all of the following legends:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

Any other legend required by the securities laws of the State of Nevada.

3.6           Authorization.  The execution, delivery and performance by Investor of the Agreement have been duly authorized by all requisite action of Investor.  The Agreement, when executed and delivered by Investor, shall constitute a valid and legally binding obligation of Investor, enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

4.	INVESTOR’S CONDITIONS TO CLOSING

Investor’s obligation to purchase the Preferred Shares and Series A Warrant at the Closing is, at the option of Investor, subject to the fulfillment of the following conditions on or before the Closing:

4.1           Representations and Warranties True and Correct.  The representations and warranties made by the Company in Section 2 hereof shall be true and correct as of the Closing, with the same effect as if made as of the Closing.

4.2           Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with.

4.3           Articles of Amendment.  Prior to the Closing, the Company shall have prepared and executed the Articles of Amendment in the form set forth in Exhibit C.  The Articles of Amendment shall have been filed with and accepted by the Secretary of State of the State of Florida and shall have become effective.

5.	COMPANY’S CONDITIONS TO CLOSING

The Company’s obligation to sell and issue any Preferred Shares or the Series A Warrant at the Closing to Investor is, at the option of the Company, subject to the fulfillment of the following conditions as of the Closing:

5.1           Representations and Warranties True and Correct.  The representations and warranties made by Investor in Section 3 hereof shall be true and correct when made, and shall be true and correct at the Closing.

5.2           Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by Investor on or prior to the Closing shall have been performed or complied with.

5.3           Articles of Amendment.  The Secretary of State of the State of Florida shall have accepted the Articles of Amendment for filing.

5.4           Purchase Price Paid.  Investor shall have delivered to the Company the purchase price for the Preferred Shares set forth in Exhibit A hereto.

6.	COVENANTS.

6.1           Reserve for Conversion Shares.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and Warrant Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares and Warrant Shares from time to time outstanding or otherwise to comply with the terms of this Agreement.  If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares and Warrant Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.  The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or governmental authority that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares and Warrant Shares.

6.2           Further Assurances.  The Company shall cure promptly any defects in the creation and issuance of the Preferred Shares, Warrant Shares and the Conversion Shares, and in the execution and delivery of the Agreements.  The Company, at its expense, shall execute and deliver promptly to the Investor upon request all such other and further documents, agreements and instruments as may be reasonably necessary to permit the Company to comply with its covenants and agreements herein, and shall make any recordings, file any notices and obtain any consents as may be necessary or appropriate in connection therewith.

6.3           Regulation D Filings.  The Company shall file on a timely basis all notices of sale required to be filed with the Securities and Exchange Commission pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the transactions contemplated by this Agreement.

7.	MISCELLANEOUS

7.1           Closing.   Investor expressly acknowledges and agrees that immediately following the Closing, Investor shall have deemed his conditions to closing identified in Section 4 hereof to have been satisfied or waived.

7.2           Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Nevada, without giving effect to principles of conflicts of law.  Each party hereto irrevocably and unconditionally (i) agrees that any action, suit or claim brought hereunder must be brought in the courts of the United States in the State of Nevada or the state courts of the State of Nevada which shall serve as the exclusive jurisdiction and venue for any and all disputes arising out of and/or relating to this Agreement; (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding; and (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court.

7.3           Successors and Assigns.  Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (including to any transferee of any Preferred Shares, Warrant Shares or Conversion Shares that is an affiliate of Investor).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4           Amendment.  Any provision of this Agreement may be amended, waived, modified, discharged or terminated only with the written consent of the Company and Investor.  Any amendment or waiver affected in accordance with this Section 7.4 shall be binding upon the Company and Investor, and their respective successors and assigns.

7.5           Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth in the Company records, or (c) when received if transmitted by telecopy (to be followed by U.S. mail), electronic or digital transmission method.  In each case notice shall be sent to the addresses set forth on the Company’s records or at such other address as a party may designate by ten (10) days’ advance written notice to the other parties hereto.

7.6           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.

7.7           Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

7.8           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.9           Survival of Agreement.  All covenants and agreements made in this Agreement shall survive the execution and delivery hereof and the issuance, sale and delivery of the Preferred Shares and Series A Warrant, and the issuance and delivery of the Warrant Shares and/or Conversion Shares.  For the avoidance of doubt, the representations and warranties made in this Agreement shall not survive the execution and delivery hereof.

7.11         Attorneys' Fees.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.12         Facsimile Signatures.  This Agreement may be executed and delivered by facsimile or PDF copy and, upon such delivery, the facsimile or PDF copy will be deemed to have the same effect as if the original signature had been delivered to the other party.  Each Investor agrees to deliver to the Company the original signature copy as soon as practicable following the Closing.  The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

7.13         Entire Agreement.  This Agreement, together with the Exhibits hereto, the certificates, documents, instruments and writings that are delivered pursuant hereto and each of the other Agreements, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

[Signature Pages Follow]

Company Signature Page to

Series A 12% Cumulative Convertible Preferred Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Series A 12% Cumulative Convertible Preferred Stock Purchase Agreement on the day and year first set forth above.

DigitalFX International, Inc.

/s/ Abraham Sofer
By: Abraham Sofer
Title: President

Investor Signature Page to

Series A 12% Cumulative Convertible Preferred Stock Purchase Agreement

INVESTOR:

/s/ Richard Kall
By: Richard Kall

EXHIBIT A

SCHEDULE OF INVESTORS

Closing

Investor	Number of Preferred Shares To Be Purchased	Aggregate Purchase Price For Preferred Shares
Richard Kall	2,000,000	$2,000,000	*

*           $700,000 previously received by the Company prior to the Closing Date, the receipt of which is hereby acknowledged by the Company.

EXHIBIT B

STOCK PURCHASE WARRANT

EXHIBIT C

ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION

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